Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

Microtune achieves highest recorded quarterly revenue in Company’s history;

Reports 12% sequential revenue growth and 29% year-over-year revenue growth

PLANO, TX, APRIL 28, 2008 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the first quarter ended March 31, 2008.

Net revenue for the three months ended March 31, 2008 was $25.5 million, a 12% increase compared to net revenue of $22.8 million for the fourth quarter of 2007, and a 29% increase compared to net revenue of $19.8 million for the first quarter of 2007.

On a generally accepted accounting principles (GAAP) basis, net income per diluted share was $0.01 for the first quarter of 2008. Non-GAAP net income per diluted share was $0.02 for the first quarter of 2008. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“We achieved the highest recorded quarterly revenue in the Company’s history, driven by strong business momentum in our core cable and automotive markets. We saw continued strength from the cable set-top box, cable modem and car radio segments, which again proved to be our engines for growth,” said James A. Fontaine, Microtune President and CEO. “In spite of current macroeconomic challenges, we remain confident that 2008 will be a solid year of growth for Microtune.”

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for the second quarter of 2008 is expected to be in the range of $25.5 to $26.5 million;

•	Net revenue for the year 2008 is expected to be in the range of $105 to $110 million, including $5 million of expected coupon-eligible converter box (CECB) revenue;

•	Gross margin percentage is expected to be in the range of 49% to 50% for the remaining quarters of 2008;

•	Non-GAAP R&D expenses are expected to grow between 13% and 17% for the full year, with the potential for significant quarter-to-quarter variability due to the timing of wafer fabrication tape-outs;

•	Non-GAAP SG&A expenses are expected to grow between 3% and 7% for the full year;

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•	FAS 123R stock-based compensation expenses are expected to be in the range of $1.0 to $1.5 million per quarter during 2008;

•	Interest income is expected to be in the range of $0.3 to $0.4 million per quarter through 2008; and

•	Income tax expense is expected to be in the range of $0.4 to $0.6 million for the full year, driven primarily by withholding taxes, alternative minimum taxes and foreign taxes.

BUSINESS HIGHLIGHTS

•

Microtune announced that its 3-in-1 TV tuner is being deployed in digital television (DTV) converter set-top boxes approved by the National Telecommunications and Information Administration (NTIA) for the $1 billion coupon-eligible converter box (CECB) program. To date, eleven converter boxes containing Microtune’s MT2131 technology have been certified for the CECB program.

•	Microtune revealed that its 3-in-1 TV tuner (the MicroTuner™ MT2131) is being deployed in TiVo® Inc.’s dual-tuner, high-definition (HD) digital video recorder (DVR).

•

Microtune sent a letter to the National Telecommunications and Information Administration (NTIA) stating that the Company had discovered radio-frequency related performance failures in certain certified and widely available coupon-eligible converter boxes (CECBs) that do not contain Microtune tuners.

•

Microtune introduced a new universal tuner MicroTuner™ MT2063 engineered to bring low-power consumption and superior multi-standard TV receiver performance to standard consumer products and power-sensitive or space-constrained devices, including small, display TVs, Digital Terrestrial Television (DTT) set-top boxes, portable devices and PC-TV products.

•

Microtune announced the dismissal by the United States District Court for the Eastern District of Texas of the purported stockholder derivative lawsuit entitled Peter A. Pedroli v. Douglas J. Bartek, et al. (Case No. 4:07-cv-00043-RAS), filed on January 31, 2007, against Microtune, as a nominal defendant, and certain of Microtune’s current and former officers and directors.

•	Microtune received the 2007 “Best Supplier” Award from Samsung Electro-Mechanics Co., Ltd. for its “outstanding achievement in tuners” and for its contribution to Samsung throughout the year.

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CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Monday, April 28, 2008, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s first quarter 2008 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-332-7517 (Pass Code: “Earnings”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until May 12, 2008 via the Company’s website or by dialing 320-365-3844 (Access code: 918704).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007, respectively; its unaudited Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007, respectively; its unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s Quarterly Report on Form 10-Q for the first quarter of 2008 expected to be filed on or about April 30, 2008.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of SFAS 123R stock-based compensation expenses and fees and expenses relating to the investigation into the Company’s past stock option granting practices, the related financial restatement, ongoing related litigation and regulatory proceedings.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 77 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$84,507	$87,537
Accounts receivable, net	12,428	9,489
Inventories	11,183	10,979
Other current assets	3,398	2,313

Total current assets	111,516	110,318

Property and equipment, net	5,425	4,203
Other assets and deferred charges	2,516	2,788

Total assets	$119,457	$117,309

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,360	$4,460
Accrued compensation	2,132	4,634
Accrued expenses	2,569	2,703
Deferred revenue	198	166

Total current liabilities	12,259	11,963

Non-current liabilities	303	122
Commitments and contingencies

Stockholders’ equity	106,895	105,224

Total liabilities and stockholders’ equity	$119,457	$117,309

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Net revenue	$25,463	$19,798
Cost of revenue	13,222	9,945

Gross margin	12,241	9,853
Operating expenses:
Research and development	6,017	5,850
Selling, general and administrative	5,959	6,616

Total operating expenses	11,976	12,466

Income (loss) from operations	265	(2,613)
Other income (expense):
Interest income	526	1,041
Foreign currency gains, net	140	39
Other	2	6

Income (loss) before income taxes	933	(1,527)
Income tax expense	281	18

Net income (loss)	$652	$(1,545)

Net income (loss) per common share:
Basic	$0.01	$(0.03)

Diluted	$0.01	$(0.03)

Weighted-average common shares outstanding:
Basic	54,138	53,441

Diluted	56,759	53,441

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Operating activities:
Net income (loss)	$652	$(1,545)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	458	369
Foreign currency gains, net	(140)	(39)
Stock-based compensation	1,054	1,456
Loss on disposal of assets	18	1
Changes in operating assets and liabilities:
Accounts receivable, net	(2,939)	(2,578)
Inventories	(204)	236
Other assets	(813)	165
Accounts payable	2,060	1,567
Accrued expenses	(267)	183
Accrued compensation	(2,502)	(205)
Deferred revenue	32	80
Other liabilities	(29)	(1)

Net cash used in operating activities	(2,620)	(311)

Investing activities:
Purchases of property and equipment	(515)	(243)
Proceeds from sale of available-for-sale investments	—	2,150

Net cash provided by (used in) investing activities	(515)	1,907

Financing activities:
Proceeds from issuance of common stock	242	667
Surrender of common stock by employees for payroll taxes	(277)	—

Net cash provided by (used in) financing activities	(35)	667
Effect of foreign currency exchange rate changes on cash	140	39

Net increase (decrease) in cash and cash equivalents	(3,030)	2,302
Cash and cash equivalents at beginning of period	87,537	38,010

Cash and cash equivalents at end of period	$84,507	$40,312

Non-cash investing activities: Investment in enterprise software and equipment	$1,183	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Net revenue	$25,463	$22,764	$23,813	$24,766	$19,798
Silicon	76%	78%	77%	80%	77%
Modules	24%	22%	23%	20%	23%

Net revenue by market
Cable	71%	67%	65%	72%	68%
Automotive	24%	22%	22%	20%	22%
Digital Television	5%	10%	12%	7%	8%
Other	0%	1%	1%	1%	2%

Net revenue by geography
Asia Pacific	46%	41%	46%	41%	42%
North America	32%	36%	32%	37%	40%
Europe	22%	23%	22%	22%	18%

Ten percent customers (net revenue)(1)(4)
Cisco	27%	33%	28%	35%	30%
Unihan(2)(3)	18%	10%	23%	21%	18%
Panasonic	12%	*	*	*	*
Samsung	10%	*	*	*	*

Net revenue from top 10 customers (4)	86%	83%	83%	85%	85%

As a percent of net revenue
Gross margin	48.1%	51.9%	50.4%	51.6%	49.8%
Research and development	23.6%	27.4%	24.3%	23.5%	29.5%
Selling, general and administrative	23.4%	28.5%	25.9%	24.4%	33.4%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	Formerly known as Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands, except days sales outstanding, inventory turns and total employees)

(unaudited)

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Cash and cash equivalents	$84,507	$87,537	$84,261	$39,823	$40,312
Short-term investments	—	—	—	46,600	42,600

Total cash and investments	$84,507	$87,537	$84,261	$86,423	$82,912

Raw materials	$154	$85	$50	$54	$—
Work-in-process	5,118	3,544	4,090	3,910	3,356
Finished goods	5,911	7,350	6,066	4,765	5,396

Total inventory	$11,183	$10,979	$10,206	$8,729	$8,752

Inventory turns (annualized)	4.7	4.0	4.6	5.5	4.5

Accounts receivable, net	$12,428	$9,489	$11,400	$9,481	$9,187

Days sales outstanding (DSO)	44	38	43	34	42

Common shares outstanding	54,250	53,999	53,809	53,698	53,560

Weighted-average common shares outstanding for the quarter ended
Basic	54,138	53,927	53,753	53,644	53,441
Diluted	56,759	53,927	56,596	54,521	53,441

Total employees	205	206	206	202	202

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Cost of revenue	$5	$8	$11	$11	$10

Research and development	358	585	654	555	654
Selling, general and administrative	691	864	968	984	792

Total stock-based compensation expense included in operating expenses	1,049	1,449	1,622	1,539	1,446

Total stock-based compensation expense	$1,054	$1,457	$1,633	$1,550	$1,456

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended (1)
	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Total investigation, restatement and litigation expense (benefit) included in selling, general and administrative expenses	$(302)	$769	$690	$418	$1,250

(1)	Amounts in the first quarter of 2008 are net of $0.2 million in professional fees reimbursed by our directors’ and officers’ liability insurance and include a benefit of $0.4 million for taxes and interest accrued in excess of amounts paid the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006. Periods prior to the three months ended March 31, 2008 did not include any reimbursements under our directors’ and officers’ liability insurance.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP research and development	$6,017	$5,850
Stock-based compensation expense	358	654
Benefit relating to investigation, restatement and litigation	(258)	—

NON-GAAP research and development	$5,917	$5,196

GAAP selling, general and administration	$5,959	$6,616
Stock-based compensation expense	691	792
Expense (benefit) relating to investigation, restatement and litigation	(40)	1,250

NON-GAAP selling, general and administration	$5,308	$4,574

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(in thousands)

(unaudited)

Estimate for Year Ending December 31, 2008
Estimated GAAP research and development expense	$25.5 to $26.5 million
Estimated stock-based compensation expense	$1.5 to $2.0 million
Estimated NON-GAAP research and development expense	$24.0 to $25.0 million

Implied year-over-year growth rate	13% to 17%

Estimated GAAP selling, general and administration expense	$22.2 to $23.2 million
Estimated stock-based compensation expense	$2.7 to $3.2 million
Estimated expenses relating to investigation, restatement and litigation	Insignificant
Estimated NON-GAAP selling, general and administration expense	$19.2 to $20.2 million

Implied year-over-year growth rate	3% to 7%

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP net income (loss)	$652	$(1,545)
Stock-based compensation expense	1,054	1,456
Expense (benefit) relating to investigation, restatement and litigation	(302)	1,250

NON-GAAP net income	$1,404	$1,161

Basic net income (loss) per share:
GAAP	$0.01	$(0.03)

NON-GAAP	$0.03	$0.02

Diluted net income (loss) per share:
GAAP	$0.01	$(0.03)

NON-GAAP	$0.02	$0.02

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	54,138	53,441
NON-GAAP	54,138	53,441

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	56,759	53,441
NON-GAAP	57,780	56,130

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and NON-GAAP	54,138	53,441

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	56,759	53,441
Incremental common equivalent shares	1,021	2,689

Weighted-average common shares outstanding used in diluted net income per share calculation – NON-GAAP	57,780	56,130